Exhibit 99.1
PINNACLE ENTERTAINMENT ANNOUNCES
RETIREMENT OF MICHAEL ORNEST FROM BOARD OF DIRECTORS
LAS VEGAS, NV, March 15, 2011 — Pinnacle Entertainment, Inc. (NYSE: PNK) announced that Michael Ornest has retired from his position as a member of the Company’s board of directors. Mr. Ornest, a private investor, joined the Company’s board in October 1998.
“Michael has nearly 12 years of dedicated service to Pinnacle Entertainment,” said Richard Goeglein, Chairman of the Board of Pinnacle Entertainment. “In addition to being one of our longest-serving board members, his family’s ties to Pinnacle run even deeper. His father, Harry Ornest, was a board member of our Hollywood Park predecessor company from 1988 until Michael joined the board in 1998. On behalf of the entire board and the entire company, we thank Michael for his many years of service and numerous contributions, and wish him and his family the best.”
About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates a total of seven casinos, located in Louisiana, Missouri, Indiana and Nevada, and a racetrack in Ohio. The Company is also developing a casino in Baton Rouge, Louisiana that is scheduled to open in the first quarter of 2012.
CONTACT:

Investor Relations	Public Relations
Lewis Fanger	Kerry Andersen
Vice President, Finance & Investor Relations	Director, Community & Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@ldlmail.com

Richard Land, Jim Leahy
Jaffoni & Collins Incorporated
212/835-8500 or pnk@jcir.com

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